UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 29, 2024

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On May 30, 2024, the Board of Directors of Paycom Software, Inc. (the “Company”) appointed Randy Peck to serve as Chief Operating Officer of the Company.

Mr. Peck, 59, has served in vital roles across the organization for over 20 years, including most recently as Strategic Advisor to Executive Management since October 2023. Prior to that, Mr. Peck held various positions at the Company in operations, client service, product management and sales, including Director of Software Strategy, Director of Operations and Director of Client Service, among others. Mr. Peck has more than 34 years of management experience in the payroll and human capital management space. He earned his bachelor’s degree in finance from Oklahoma State University.

In his new role, Mr. Peck’s annual base salary is $511,228 and he is eligible to participate in the Paycom Software, Inc. Annual Incentive Plan (the “Annual Incentive Plan”). For the performance period that began January 1, 2024 and ends December 31, 2024, Mr. Peck was granted an award under the Annual Incentive Plan with a target bonus level of 100% of his base salary and a maximum payout of 200% of his base salary, based on the achievement of pre-established Company goals related to annual revenue retention rate. In connection with his appointment, the Company also granted to Mr. Peck, pursuant to the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “LTIP”), the following equity awards (collectively, the “Peck LTIP Awards”): (i) an award of time-based restricted stock units equal to the number of units resulting from $833,333 divided by the closing price of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on May 30, 2024 (rounded up to the nearest whole share), subject to the terms and conditions of the LTIP and the form of Restricted Stock Unit Award Agreement – Time-Based Vesting (Executive) (the “RSU Award Agreement”), which provides for vesting in three substantially equal tranches on February 5, 2025, February 5, 2026 and February 5, 2027; (ii) an award of performance-based restricted stock units equal to the number of units resulting from $833,333 divided by the closing price of the Common Stock on May 30, 2024 (rounded up to the nearest whole share), subject to the terms and conditions of the LTIP and the form of Restricted Stock Unit Award Agreement – Performance-Based Vesting (the “PSU Award Agreement”), which provides for performance-based vesting based on a Total Revenues performance goal (as defined and set forth in the PSU Award Agreement); and (iii) an award of 37,500 shares of time-based restricted stock, subject to the terms and conditions of the LTIP and the form of Restricted Stock Award Agreement – Time-Based Vesting (Executive) (the “Restricted Stock Award Agreement” and, collectively with the RSU Award Agreement and the PSU Award Agreement, the “Peck Award Agreements”), which provides for vesting as follows: 6,375 shares vesting on February 5, 2025, 6,375 shares vesting on February 5, 2026, 6,375 shares vesting on February 5, 2027, and 18,375 shares vesting on February 5, 2028. On May 30, 2024, the Company and Mr. Peck entered into a letter agreement (the “Peck Letter Agreement”) setting forth certain terms of Mr. Peck’s continued employment and the compensation he is to receive in his new role, including but not limited to his annual base salary, his Annual Incentive Plan bonus opportunity for 2024 and the Peck LTIP Awards, each as described above. The foregoing descriptions of the Peck Award Agreements and the Peck Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Peck Award Agreements and the Peck Letter Agreement, respectively, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

There are no arrangements or understandings between Mr. Peck and any other person pursuant to which Mr. Peck was named Chief Operating Officer of the Company. Mr. Peck does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Peck does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Resignation of Co-Chief Executive Officer

On May 29, 2024, for personal reasons, Christopher G. Thomas resigned from his position as Co-Chief Executive Officer of the Company, effective immediately. Chad Richison will continue to lead the Company as Chief Executive Officer, President and Chairman of the Board of Directors.

In connection with Mr. Thomas’s departure, the Company, Paycom Payroll, LLC and Mr. Thomas entered into a Severance and Release Agreement (the “Severance Agreement”), pursuant to which Mr. Thomas is entitled to receive (i) a cash severance payment equal to $812,876, less applicable withholdings and taxes, which amount represents 12 months of Mr. Thomas’s base salary and the cost of 12 months of coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the accelerated vesting of 2,000 shares of time-based restricted stock, in each case provided that Mr. Thomas does not revoke the Severance Agreement. Pursuant to the Severance Agreement, Mr. Thomas forfeited all remaining unvested equity awards. The Severance Agreement contains a release of claims and incorporates customary non-disclosure, non-solicitation and non-disparagement obligations.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: May 31, 2024	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer